NEWS RELEASE
FORWARD AIR CORPORATION REPORTS
THIRD QUARTER 2016 RESULTS

GREENEVILLE, Tenn.- (BUSINESS WIRE) - October 20, 2016 - Forward Air Corporation (NASDAQ:FWRD) today reported operating revenue, income from operations, net income and diluted earnings per share for the three and nine months ended September 30, 2016.

Operating revenue for the quarter ended September 30, 2016 increased 1.0% to $249.6 million from $247.1 million for the same quarter in 2015. Income from operations was $24.7 million, compared to $24.6 million in the prior-year quarter. Net income during the period was $11.9 million compared to $15.7 million in the third quarter of 2015. Net income per diluted share for the third quarter of 2016 was $0.39 compared to $0.50 in the prior-year quarter.

Third quarter income from operations of $24.7 million was not adjusted, and compares to adjusted income from operations of $28.5 million for the third quarter of 2015. Adjusted net income decreased to $15.5 million during the third quarter of 2016 from $17.0 million in the prior-year quarter. Similarly, adjusted earnings per diluted share for the third quarter of 2016 decreased to $0.51 compared to $0.54 in the prior-year quarter. A tabular reconciliation of non-GAAP financial measures to reported results prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) is contained in the financial summary statements attached to this press release.

Bruce A. Campbell, Chairman, President, and CEO, commenting on the third quarter results said, “Our third quarter results were in line with our revised guidance and reflected the impact of a sluggish economic environment. The Expedited LTL team did a good job managing costs and preserving margin despite soft volumes, which improved towards the end of the quarter. Expedited Truckload Services continued to grow its revenue, but it faced margin pressure due to loose truckload capacity. Our Intermodal group delivered solid revenue and operating income in a very challenging import market, while our Pool Distribution segment posted a slight revenue gain as it ramped up its recent new business wins.”

Commenting on the Company’s fourth quarter guidance, Michael J. Morris, Senior Vice President and CFO, said, “In light of the weak economic backdrop, and the fact that the fourth quarter of 2016 has one less operating day than the prior year quarter, we expect fourth quarter year-over-year revenue growth will be flat to down 4%. We expect net income per diluted share for the fourth quarter of 2016 to be between $0.37 and $0.41, compared to $0.75 in the prior-year quarter which included a $0.15 tax benefit. On an adjusted basis, we expect adjusted net income per diluted share to be between $0.53 and $0.57, compared to $0.61 in the prior-year quarter.”

Review of Financial Results

Forward Air will hold a conference call to discuss third quarter 2016 results on Friday, October 21, 2016 at 9:00 a.m. EDT. The Company’s conference call will be available online at www.forwardair.com or by dialing (800) 230-1074. A replay of the conference call will be available at www.forwardair.com beginning shortly after the completion of the live call.

About Forward Air Corporation

Forward Air Corporation’s (“the Company”, “we”, “our”) services are classified into four principal reportable segments: Expedited LTL, Expedited Truckload Services (“TLX”), Intermodal and Pool Distribution.

In our Expedited LTL segment, we provide time-definite transportation services to the North American deferred air freight market. Our Expedited LTL service operates a comprehensive national network for the time-definite surface transportation of expedited ground freight. The Expedited LTL service offers customers local pick-up and delivery and scheduled surface transportation of cargo as a cost effective, reliable alternative to air transportation. Expedited LTL’s other services include shipment consolidation and deconsolidation, warehousing, customs brokerage, and other handling. The Expedited LTL segment primarily provides its transportation services through a network of terminals located at or near airports in the United States and Canada.

In our TLX segment, we provide expedited truckload brokerage, dedicated fleet services and maximum security and temperature-controlled logistics services. We are able to expedite this service by utilizing a dedicated fleet of team owner operators, some team company drivers as well as third party transportation providers. The TLX segment provides full truckload service in the United States and Canada.

In our Intermodal segment, we provide container and intermodal drayage services primarily within the Midwest region of the United States. Drayage is essentially the first and last mile of the movement of an intermodal container. We are providing this service both to and from ports and rail heads. Our Intermodal segment also provides dedicated contract and Container Freight Station (“CFS”) warehouse and handling services.

In our Pool Distribution segment, we provide pool distribution services throughout the Mid-Atlantic, Southeast, Midwest and Southwest continental United States. Pool Distribution involves managing high-frequency handling and distribution of time-sensitive product to numerous destinations in specific geographic regions. Our primary customers for this service are regional and nationwide distributors and retailers, such as mall, strip mall and outlet based retail chains.

Forward Air Corporation
Consolidated Statements of Comprehensive Income
(In thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Operating revenue:
Expedited LTL	$144,337	$149,212	$423,410	$427,277
Expedited Truckload	42,210	38,528	120,270	112,395
Pool Distribution	36,437	32,133	101,153	87,040
Intermodal	27,579	28,890	76,391	79,412
Eliminations and other operations	(1,011)	(1,670)	(3,487)	(3,419)
Operating revenue	249,552	247,093	717,737	702,705

Operating expenses:
Purchased transportation	105,039	104,434	300,783	301,253
Salaries, wages and employee benefits	60,161	59,025	175,857	174,815
Operating leases	16,215	17,072	44,684	51,105
Depreciation and amortization	9,399	9,399	28,409	27,601
Insurance and claims	7,170	5,161	19,213	16,531
Fuel expense	3,416	3,826	9,375	12,034
Other operating expenses	23,452	23,575	65,218	66,608
Impairment of goodwill, intangibles and other assets	—	—	42,442	—
Total operating expenses	224,852	222,492	685,981	649,947
Operating (loss) income:
Expedited LTL	21,014	21,594	63,026	57,275
Expedited Truckload	2,038	3,170	(36,679)	10,521
Pool Distribution	66	555	(191)	758
Intermodal	3,041	3,536	8,170	8,843
Other operations	(1,459)	(4,254)	(2,570)	(24,639)
Income from operations	24,700	24,601	31,756	52,758

Other income (expense):
Interest expense	(216)	(554)	(1,230)	(1,489)
Other, net	(4)	10	(149)	(127)
Total other income (expense)	(220)	(544)	(1,379)	(1,616)
Income before income taxes	24,480	24,057	30,377	51,142
Income tax expense	12,549	8,370	15,413	18,795
Net income and comprehensive income	$11,931	$15,687	$14,964	$32,347

Net income per share:
Basic	$0.39	$0.51	$0.49	$1.04
Diluted	$0.39	$0.50	$0.49	$1.03

Dividends per share:	$0.12	$0.12	$0.36	$0.36

Expedited LTL Segment Information
(In millions)
(Unaudited)

	Three months ended
	September 30,	Percent of	September 30,	Percent of		Percent
	2016	Revenue	2015	Revenue	Change	Change
Operating revenue	$144.3	100.0%	$149.2	100.0%	$(4.9)	(3.3)%

Operating expenses:
Purchased transportation	56.3	39.0	61.7	41.4	(5.4)	(8.8)
Salaries, wages and employee benefits	33.8	23.4	35.7	23.9	(1.9)	(5.3)
Operating leases	9.0	6.2	8.4	5.6	0.6	7.1
Depreciation and amortization	5.5	3.8	5.4	3.6	0.1	1.9
Insurance and claims	3.9	2.7	2.6	1.7	1.3	50.0
Fuel expense	0.8	0.6	1.0	0.7	(0.2)	(20.0)
Other operating expenses	14.0	9.7	12.8	8.6	1.2	9.4
Total operating expenses	123.3	85.4	127.6	85.5	(4.3)	(3.4)
Income from operations	$21.0	14.6%	$21.6	14.5%	$(0.6)	(2.8)%

Expedited LTL Operating Statistics

	Three months ended
	September 30,	September 30,	Percent
	2016	2015	Change

Operating ratio	85.4%	85.5%	(0.1)%

Business days	64.0	64.0	—
Business weeks	12.8	12.8	—

Expedited LTL:
Tonnage
Total pounds ¹	588,929	617,066	(4.6)
Average weekly pounds ¹	46,010	48,208	(4.6)

Linehaul shipments
Total linehaul	909,787	952,720	(4.5)
Average weekly	71,077	74,431	(4.5)

Forward Air Complete shipments	195,594	223,143	(12.3)
As a percentage of linehaul shipments	21.5%	23.4%	(8.1)

Average linehaul shipment size	647	648	(0.2)

Revenue per pound [2]
Linehaul yield	$17.71	$17.07	3.0
Fuel surcharge impact	1.06	1.16	(0.5)
Forward Air Complete impact	3.49	3.44	0.2
Total Expedited LTL yield	$22.26	$21.67	2.7%

¹ - In thousands
[2] - In dollars per hundred pound; percentage change is expressed as a percent of total yield.

Expedited Truckload Services Segment Information
(In millions)
(Unaudited)

	Three months ended
	September 30,	Percent of	September 30,	Percent of		Percent
	2016	Revenue	2015	Revenue	Change	Change
Operating revenue	$42.2	100.0%	$38.5	100.0%	$3.7	9.6%

Operating expenses:
Purchased transportation	29.7	70.4	25.5	66.2	4.2	16.5
Salaries, wages and employee benefits	4.9	11.6	4.7	12.2	0.2	4.3
Operating leases	0.1	0.2	0.2	0.5	(0.1)	(50.0)
Depreciation and amortization	1.5	3.6	1.6	4.2	(0.1)	(6.3)
Insurance and claims	1.1	2.6	0.8	2.1	0.3	37.5
Fuel expense	0.7	1.7	0.8	2.1	(0.1)	(12.5)
Other operating expenses	2.2	5.2	1.7	4.4	0.5	29.4
Total operating expenses	40.2	95.3	35.3	91.7	4.9	13.9
Income from operations	$2.0	4.7%	$3.2	8.3%	$(1.2)	(37.5)%

Expedited Truckload Services Operating Statistics

	Three months ended
	September 30,	September 30,	Percent
	2016	2015	Change

Company driver [1]	1,761	1,795	(1.9)%
Owner operator [1]	13,125	10,614	23.7
Third party [1]	8,339	6,967	19.7
Total Miles	23,225	19,376	19.9

Revenue per mile	$1.78	$1.92	(7.3)

Cost per mile	$1.37	$1.40	(2.1)%

¹ - In thousands

Pool Distribution Segment Information
(In millions)
(Unaudited)

	Three months ended
	September 30,	Percent of	September 30,	Percent of		Percent
	2016	Revenue	2015	Revenue	Change	Change
Operating revenue	$36.4	100.0%	$32.1	100.0%	$4.3	13.4%

Operating expenses:
Purchased transportation	10.1	27.7	8.8	27.4	1.3	14.8
Salaries, wages and employee benefits	14.4	39.6	12.2	38.0	2.2	18.0
Operating leases	3.3	9.1	2.6	8.1	0.7	26.9
Depreciation and amortization	1.4	3.8	1.4	4.4	—	—
Insurance and claims	1.0	2.7	0.9	2.8	0.1	11.1
Fuel expense	1.2	3.3	1.3	4.0	(0.1)	(7.7)
Other operating expenses	4.9	13.5	4.4	13.7	0.5	11.4
Total operating expenses	36.3	99.7	31.6	98.4	4.7	14.9
Income from operations	$0.1	0.3%	$0.5	1.6%	$(0.4)	(80.0)%

Intermodal Segment Information
(In millions)
(Unaudited)

	Three months ended
	September 30,	Percent of	September 30,	Percent of		Percent
	2016	Revenue	2015	Revenue	Change	Change
Operating revenue	$27.6	100.0%	$28.9	100.0%	$(1.3)	(4.5)%

Operating expenses:
Purchased transportation	9.7	35.1	9.4	32.5	0.3	3.2
Salaries, wages and employee benefits	6.6	23.9	6.2	21.5	0.4	6.5
Operating leases	3.3	12.0	3.3	11.4	—	—
Depreciation and amortization	1.0	3.6	1.0	3.5	—	—
Insurance and claims	0.8	2.9	0.7	2.4	0.1	14.3
Fuel expense	0.7	2.5	0.7	2.4	—	—
Other operating expenses	2.5	9.1	4.1	14.2	(1.6)	(39.0)
Total operating expenses	24.6	89.1	25.4	87.9	(0.8)	(3.1)
Income from operations	$3.0	10.9%	$3.5	12.1%	$(0.5)	(14.3)%

Forward Air Corporation
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	September 30, 2016	December 31, 2015 (a)
Assets
Current assets:
Cash and cash equivalents	$11,312	$33,312
Accounts receivable, net	115,327	109,165
Other current assets	17,321	30,980
Total current assets	143,960	173,457

Property and equipment	369,582	343,147
Less accumulated depreciation and amortization	172,348	155,859
Net property and equipment	197,234	187,288
Goodwill and other acquired intangibles:
Goodwill	184,675	205,609
Other acquired intangibles, net of accumulated amortization	109,041	127,800
Total net goodwill and other acquired intangibles	293,716	333,409
Other assets	6,603	5,778
Total assets	$641,513	$699,932

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$18,415	$23,334
Accrued expenses	30,843	29,823
Current portion of debt and capital lease obligations	41,866	55,887
Total current liabilities	91,124	109,044

Debt and capital lease obligations, less current portion	814	28,617
Other long-term liabilities	14,726	12,340
Deferred income taxes	39,007	39,876

Shareholders’ equity:
Common stock	303	305
Additional paid-in capital	174,450	160,855
Retained earnings	321,089	348,895
Total shareholders’ equity	495,842	510,055
Total liabilities and shareholders’ equity	$641,513	$699,932

(a) Taken from audited financial statements, which are not presented in their entirety.

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	September 30, 2016	September 30, 2015
Operating activities:
Net income	$11,931	$15,687
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	9,399	9,399
Share-based compensation	2,093	1,886
Loss on disposal of property and equipment	111	30
Provision for recovery on receivables	280	380
Provision for revenue adjustments	365	1,549
Deferred income tax (benefit) expense	(220)	6,044
Excess tax benefit for stock options exercised	(50)	—
Changes in operating assets and liabilities
Accounts receivable	(6,716)	5,753
Prepaid expenses and other current assets	14,878	1,679
Accounts payable and accrued expenses	1,329	(3,654)
Net cash provided by operating activities	33,400	38,753

Investing activities:
Proceeds from disposal of property and equipment	695	577
Purchases of property and equipment	(12,684)	(6,579)
Acquisition of business, net of cash acquired	(10,100)	—
Other	(71)	(33)
Net cash used in investing activities	(22,160)	(6,035)

Financing activities:
Payments of debt and capital lease obligations	(13,942)	(14,104)
Proceeds from exercise of stock options	5,947	—
Payments of cash dividends	(3,653)	(3,700)
Repurchase of common stock (repurchase program)	(9,995)	(9,996)
Excess tax benefit for stock options exercised	50	—
Cash settlement of share-based awards for minimum tax withholdings	(14)	(5)
Net cash used in financing activities	(21,607)	(27,805)
Net (decrease) increase in cash	(10,367)	4,913
Cash at beginning of period	21,679	42,531
Cash at end of period	$11,312	$47,444

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended
	September 30, 2016	September 30, 2015
Operating activities:
Net income	$14,964	$32,347
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	28,409	27,601
Impairment of goodwill, intangible and other assets	42,442	—
Share-based compensation	6,204	5,562
Loss (gain) on disposal of property and equipment	201	(3)
Provision for loss on receivables	268	463
Provision for revenue adjustments	1,570	3,391
Deferred income tax	661	5,546
Excess tax benefit for stock options exercised	(137)	(2,365)
Changes in operating assets and liabilities
Accounts receivable	(8,000)	866
Other current assets	13,083	(1,531)
Accounts payable and accrued expenses	(5,057)	(14,562)
Net cash provided by operating activities	94,608	57,315

Investing activities:
Proceeds from disposal of property and equipment	1,795	1,200
Purchases of property and equipment	(28,725)	(18,541)
Acquisition of business, net of cash acquired	(11,800)	(61,878)
Other	(673)	(598)
Net cash used in investing activities	(39,403)	(79,817)

Financing activities:
Proceeds from term loan	—	125,000
Payments of debt and capital lease obligations	(41,825)	(87,367)
Proceeds from exercise of stock options	7,041	11,351
Payments of cash dividends	(10,987)	(11,133)
Repurchase of common stock (repurchase program)	(29,986)	(9,996)
Common stock issued under employee stock purchase plan	215	228
Excess tax benefit for stock options exercised	137	2,365
Cash settlement of share-based awards for minimum tax withholdings	(1,800)	(1,931)
Net cash (used in) provided by financing activities	(77,205)	28,517
Net (decrease) increase in cash	(22,000)	6,015
Cash at beginning of period	33,312	41,429
Cash at end of period	$11,312	$47,444

Forward Air Corporation Reconciliation of U.S. GAAP and Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP (also referred to herein as “reported”). However, the Company also uses “non-GAAP financial measures” that are derived on the basis of methodologies other than in accordance with GAAP. Specifically, the Company believes that meaningful analysis of its financial performance in 2016 and 2015 requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational and related to our acquisition activity. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the Company’s performance.

This press release contains the following non-GAAP financial measures: adjusted income from operations, adjusted net income, adjusted earnings per diluted share, adjusted effective income tax rate and guidance with respect to adjusted net income per diluted share. These measures exclude intangible asset impairment costs and tax ramifications related to TQI for the three months ended September 30, 2016 and December 31, 2016, integration costs related to the acquisition of CLP Towne Inc. and tax benefits in 2015 from amending prior year returns from our results for all periods reconciled below for 2015. The Company believes that excluding these items will assist investors in understanding our core operating performance and allow for more accurate comparisons of results.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial information does not represent a comprehensive basis of accounting. As required by the Securities and Exchange Act of 1933 and the rules and regulations promulgated thereunder, the tables below present, for the periods indicated, a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP financial measures.

Forward Air Corporation
Reconciliation to U.S. GAAP
(In millions, except per share data)
(Unaudited)

	Three months ended September 30, 2016
	Operating Income	Other, Net	Income before taxes	Income taxes	Effective tax rate	Net Income	Diluted earnings per share
Reported (GAAP)	$24.7	$(0.2)	$24.5	$12.6	51.3%	$11.9	$0.39
Items impacting comparability:
Impact of TQI impairment on income taxes	—	—	—	(3.6)	14.3%	3.6	0.12
After considering items (Non-GAAP)	$24.7	$(0.2)	$24.5	$9.0	37.0%	$15.5	$0.51

	Three months ended September 30, 2015
	Operating Income	Other, Net	Income before taxes	Income taxes	Effective tax rate	Net Income	Diluted earnings per share
Reported (GAAP)	$24.6	$(0.5)	$24.1	$8.4	34.8%	$15.7	$0.50
Items impacting comparability:
Certain tax matters [1]	—	—	—	1.1	4.5%	(1.1)	(0.04)
Integrations and deal costs	3.9	—	3.9	1.5	—	2.4	0.08
After considering items (Non-GAAP)	$28.5	$(0.5)	$28.0	$11.0	39.3%	$17.0	$0.54

1 - Certain tax matters related to technology-related permanent tax deductions in 2015 which were not identified as non-GAAP adjustments at that time, but which are adjusted here for consistency and comparison purposes.

Forward Air Corporation
Guidance Range
Reconciliation to U.S. GAAP
(In millions, except per share data)
(Unaudited)

	Three months ended December 31, 2015
	Operating Income	Other, Net	Income before taxes	Income taxes	Effective tax rate	Net Income	Diluted earnings per share
Reported (GAAP)	$29.0	$(0.5)	$28.5	$5.3	18.6%	$23.2	$0.75
Items impacting comparability:
Certain tax matters [1]	1.2	—	1.2	5.8	18.8%	(4.6)	(0.15)
Integrations and deal costs	0.6	—	0.6	0.2	—	0.4	0.01
After considering items (Non-GAAP)	$30.8	$(0.5)	$30.3	$11.3	37.4%	$19.0	$0.61

1 - Certain tax matters related to technology-related permanent tax deductions in 2015 which were not identified as non-GAAP adjustments at that time, but which are adjusted here for consistency and comparison purposes.

	Three months ended December 31, 2016 - Forecast
	Income before taxes	Income taxes	Effective tax rate	Net Income	Diluted earnings per share
Low range of guidance (GAAP)	$25.7	$14.2	55.2%	$11.5	$0.37
Items impacting comparability:
Impact of TQI impairment on income taxes	—	(4.7)	18.2%	4.7	0.16
Low range of guidance (Non-GAAP)	$25.7	$9.5	37.0%	$16.2	$0.53

	Three months ended December 31, 2016 - Forecast
	Income before taxes	Income taxes	Effective tax rate	Net Income	Diluted earnings per share
High range of guidance (GAAP)	$28.0	$15.2	54.4%	$12.8	$0.41
Items impacting comparability:
Impact of TQI impairment on income taxes	—	(4.8)	17.4%	4.8	0.16
High range of guidance (Non-GAAP)	$28.0	$10.4	37.0%	$17.6	$0.57

Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding expected operating results, such as revenue growth and earnings, and guidance relating to income per diluted share, adjusted income per diluted share and adjusted effective tax rate for the fourth quarter.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers’ compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs, our inability to successfully integrate acquisitions and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2015.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SOURCE: Forward Air Corporation

Forward Air Corporation
Michael J. Morris, 404-362-8933
mmorris@forwardair.com